                                                                     EXHIBIT 4.1

                                   ADVANCEPCS

                                WARRANT AGREEMENT

         This Warrant Agreement (this "Agreement") dated as of January 1, 2001 is entered into by and between AdvancePCS, a Delaware corporation, formerly known as Advance Paradigm, Inc., (the "Company") and Empire Blue Cross and Blue Shield ("Client").

                               TERMS OF AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Client hereby agree as follows:

         Section 1. PHARMACEUTICAL SERVICE AGREEMENT. Reference is made to that certain Pharmaceutical Service Agreement dated as of January 1, 2001 entered into by and between the Company and Client on even date herewith (the "Service Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Pharmacy Services Agreement.

         Section 2. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK. The Company hereby grants to Client the right, and Client shall be entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company 50,000 shares of its common stock, par value $0.01 per share (the "Common Stock")(which number is referred to herein as the "Total Exercise Number") at a per share exercise price equal to $29.81 (the "Exercise Price"). The right to purchase such shares shall be evidenced by five (5) warrant certificates each in the form of Exhibit A hereto (collectively, the "Warrant Certificates" and each a "Warrant Certificate"). Subject to Section 3 hereof, each Warrant Certificate shall be delivered to the Client on the Vesting Date (as defined below) thereof. The Total Exercise Number and Exercise Price of such shares are subject to adjustment as provided in Section 4 hereof.

         Section 3. EXERCISE OF WARRANT CERTIFICATES. The purchase rights granted hereunder will be exercisable as to twenty percent (20%) of the Total Exercise Number as of the first anniversary of the effective date of the Service Agreement, and the right to exercise with respect to an additional twenty percent (20%) of the Total Exercise Number will accrue on each of the next four anniversaries of the effective date of the Service Agreement (each a "Vesting Date") and will be cumulative; provided, however, that if on any vesting date the number of lives for which the Company is providing pharmacy benefit management services under the Service Agreement is less than 800,000, then the scheduled vesting for such date will be forfeited; and provided further that if on any Vesting Date the Company no longer serves as the exclusive vendor of integrated pharmacy benefit management services for Client, then the scheduled vesting for such date will be forfeited. Except as otherwise provided for herein, the term of the Warrant Certificates and the right to purchase Common Stock as described therein shall commence on the Vesting Date of such Warrant Certificate and will end on the earlier of (i) the third month following termination of the Service Agreement or (ii) January 1, 2008 (the "Exercise Period"). Shares of Common Stock purchased upon exercise of each Warrant Certificate shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, the Warrant Certificates may be exercised by written notice to the Company in the form attached to the Warrant Certificates, which specifies an exercise date (the "Date of Exercise"), accompanied by full payment for the shares by wire transfer or certified or official bank check or the equivalent thereof acceptable to Company. Upon the initial exercise of a Warrant Certificate, Client and the Company shall execute and enter into the Stockholders Agreement attached hereto as Exhibit B (the "Stockholders Agreement").

         If the Company's Common Stock is listed on a national securities exchange or quoted on NASDAQ or any other over-the-counter market or trading facility, the Client may also exercise the Warrant Certificates during the Exercise Period for all or any part of the number of shares of Common Stock purchasable thereunder, in a "cashless" or "net-issue" exercise (a "Cashless Exercise) by delivery to the Company, (i) a written notice of the Holder's election to exercise the Warrant Certificate, which notice shall specify the number of shares of Common Stock to be purchased, and (ii) the Warrant Certificate. Such notice shall be substantially in the form of the cashless exercise form attached to Exhibit A, duly executed by the Holder or its agent or attorney duly authorized in writing. In the event of a Cashless Exercise, the Holder shall exchange this Warrant for the number of shares of Common Stock determined by dividing (A) the product received by multiplying that portion of the total number of shares of Common Stock purchasable hereunder which the Holder elects to exercise in this Cashless Exercise by the excess of (X) the Current Market Price as defined hereinbelow over (Y) the Exercise Price and (B) the Current Market Price. The cashless exercise form shall set forth the calculation upon which the Cashless Exercise is based. Current Market Price shall mean in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for 20 consecutive business days immediately preceding such date. The daily market price for each such business day shall be the last reported sales price on such day (excluding any "after hours" trading) on the principal stock exchange on which such Common Stock is then listed or admitted to trading or if the Common Stock is not so listed or admitted, the last reported sale price on such day (excluding any "after hours" trading) on the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ") or any other over-the-counter market or trading facility on which such Common Stock is then listed; provided, however, that if no sale takes place on such day on any such exchange, market or trading facility, the average of the last reported closing bid and ask prices on such day as officially quoted on such exchange, market or trading facility shall be the daily market price for such business day.

         At the time of delivery, the Company shall, without stock transfer tax to the holder of the Warrant Certificate ("Holder"), deliver to the Holder (or to such other person as the Holder directs) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The Company at the time of exercise will require in addition that the registered owner of the shares deliver an executed copy of the Stockholder Agreement, an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Securities Act of 1933 (the "1933 Act") the Common Stock issuable upon exercise of a Warrant Certificate.

          Section 4. ADJUSTMENTS. The number of shares of Common Stock purchasable pursuant to the exercise of the Warrant Certificates and the price at which such shares may be purchased upon exercise of the Warrant Certificates, shall be subject to adjustment from time to time as set forth in this Section 4; provided, however, that, notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of a share of Common Stock. The Company shall give the Client notice of any event described below which requires an adjustment pursuant to this Section 4 as soon as practicable following the occurrence of such event, which notice shall state the exercise price resulting from such adjustment and/or the increase or decrease, if any, in the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant Certificates setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The adjustments required hereunder shall apply to the Total Exercise Number and Exercise Price under the Warrant Agreement and for each Warrant Certificate.

         (a) Stock Dividends. Subdivisions and Combinations. If at any time the Company shall:

                  (i) pay a dividend or make a distribution on its Common Stock in additional shares of Common Stock (this adjustment will be deemed to occur immediately after the record date);

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

          then (i) the number of shares of Common Stock for which each Warrant Certificate is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record client of the same number of shares of Common Stock for which each Warrant Certificate is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Common Stock for which each Warrant Certificate is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which each Warrant is exercisable immediately after such adjustment.

         (b) Liquidation: Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Client shall have the right, but not the obligation, to exercise the issued Warrant Certificate(s) effective as of the date of such dissolution, liquidation or winding up; provided that written notice of such intent to exercise is delivered to the Company within ten
                  (10) business days of the date that the Client receives written notice of the Company's intent to dissolve, liquidate or wind up its affairs. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the Exercise Price for the shares of Common Stock for which each Warrant Certificate is exercised, then the Holder may, at its option, exercise each Warrant Certificate without making payment of such Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider such Exercise Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such Exercise Price from the amount payable to the Holder.

         (c) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which each Warrant Certificate is exercisable provided for in this
                  Section 4:

                  (i) When Adjustments Are Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which each Warrant Certificate is exercisable or of the Exercise Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
                           Section 4(a) up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which each Warrant Certificate is exercisable or of the Exercise Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment, but in no event later than the date of exercise each Warrant Certificate. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (d) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                  In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Company is not the surviving corporation, a merger in which the Company is the surviving entity but the shares of the Company's Capital Stock outstanding immediately prior to the merger are converted, by virtue of the merger, into capital stock of the surviving entity) or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or of the Company (as applicable) are to be received by or distributed to the holders of Common Stock of Company, then the Client shall have the right thereafter to receive, upon exercise of such Warrant Certificate, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, receivable upon or as a result of such reorganization, reclassification, merger, consolidation disposition of assets by a client of the number of shares of Common Stock for which each Warrant Certificate is exercisable immediately prior to such event; provided, however, that this Section 4(d) shall not apply to the extent any action causes an adjustment to be made pursuant to Sections 4 (a) or (b) hereof. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments of shares of Common Stock for which each Warrant Certificate is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4(d), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations and to the stock or securities of any other corporation that are at the time receivable by the Client upon the exercise of each Warrant Certificate.

         (e) Reclassifications. If the Company changes any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant Agreement immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted.

         (f)      Other Notices.  In cases at any time:

                  (i) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another corporation;

                  (ii) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                 (iii) the Company shall declare any non-cash dividend on its Common Stock;

         then, in any one or more of said cases, the Company shall give written notice to the Client of the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action or dividend, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the clients of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, or the date of such dividend, as the case may be. Such notice shall be mailed to the Client at least five days prior to the record date for such action in the case of any action described in Subsection (i) or Subsection (ii) above, and in the case of any action described in Subsection (ii) above, at least five days prior to the date on which the action described is to take place and at least five days prior to the record date for determining clients of Common Stock entitled to receive securities and/or other property in connection with such action.

         (g) No Impairment. The Company shall not, by amendment of its charter or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4.

         Section 5. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purposes of effecting the exercise of all outstanding Warrant Certificates, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrant Certificates. For the purpose of this Section 5, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrant Certificates shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Warrant Certificates were held by a single holder. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the exercise of all Warrant Certificates at the time outstanding.

         Section 6. TRANSFERABILITY.

         (a) The Warrant Certificates are not transferable by Client except to the Company or affiliates of Client. Any permitted transfer of a Warrant Certificate shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The shares of Common Stock purchased by Client are not transferable except as provided in the Stockholders Agreement.

         (b) Unless and until otherwise permitted by this Section and the Stockholders Agreement, each certificate representing Common Stock initially issued upon the exercise of each Warrant Certificate (a "Stock Certificate"), and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND EMPIRE BLUE CROSS BLUE SHIELD, DATED AS OF ______________, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  Prior to any permitted transfer of a Warrant Certificate or any Stock Certificate, the holder thereof shall furnish, at the expense of such holder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer is exempt from registration under the Securities Act. Upon any exercise of any Warrant Certificate for shares of Common Stock to be registered in the name of a person other than Client, Client shall furnish, at the expense of Client, to the Company an opinion of the General Counsel of Client, reasonably satisfactory in form and substance to the Company, to the effect that the issuance of the shares of Common Stock to such other person upon exercise of the Warrant is exempt from registration under the Securities Act.

         Section 7. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of a Warrant Certificate. As to any final fraction of a share that Client would otherwise be entitled to purchase upon exercise of a Warrant Certificate, the Company shall, if it does not issue a fractional share, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Exercise Price per share of Common Stock.

         Section 8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. In the event of loss, theft or destruction of a Warrant Certificate, the Company will make and deliver a new

Warrant Certificate of like tenor, in lieu of such Warrant Certificate, upon receipt by the Company of evidence reasonably satisfactory to it of such loss, theft, or destruction and indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto. In the case of mutilation of a Warrant Certificate and upon surrender and cancellation of such Warrant Certificate, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu of such Warrant Certificate.

         Section 9. RIGHTS PRIOR TO EXERCISE OF WARRANT CERTIFICATES. Prior to the exercise of a Warrant Certificate, Client shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock for which such Warrant Certificate may then be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

         Section 10. AUTHORIZATION AND ISSUANCE. The Company represents and warrants to Client that it has the corporate power and authority to issue the Warrant Certificates; this Warrant Agreement has been duly authorized, executed and delivered and the Warrant Certificates, when delivered, will be duly and validly issued, fully paid and nonassessable; the issuance of the Warrant Certificates, and the shares of Common Stock issuable upon their exercise, are not prohibited or restricted by the Certificate of Incorporation or Bylaws of the Company or any material agreement to which the Company is a party; except for those agreements for which the Company has received the requisite consents or waivers; and the shares of Common Stock issuable upon exercise of the Warrant Certificates, when issued upon exercise of the Warrant Certificates pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         Section 11. REPRESENTATIONS AND COVENANTS OF CLIENT. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of Client:

         (a) Investment Purpose. The right to acquire the Common Stock issuable upon exercise of Client's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Client has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. Client understands (i) that the Common Stock issuable upon exercise of the Warrant Certificates is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 11.

         (c) Financial Risk. Client has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (d) Risk of No Registration. Client understands that if the Company does not register with the Securities and Exchange Commission pursuant to
Section 11 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Client also understands that any sale of its rights to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (e) Stockholders Agreement. Prior to the exercise of any Warrant Certificate, Client agrees to, and to cause any permitted transferee to, enter into, execute and perform the Stockholders Agreement.

         Section 12. GENERAL.

         (a) Expenses. Each party shall bear and pay all costs and expenses incurred by them respecting the transactions contemplated herein and all investigations and proceedings in connection therewith, including, without limitation, fees, commissions or expenses of their respective counsel, accountants and financial advisors.

         (b) Notice. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery service, or facsimile transmission confirmed by telephone and followed by overnight delivery to the parties at the addresses below or such other address as shall be specified by the parties by like notice to the Company at:

                                   AdvancePCS
                             Attn: Legal Department
                      5215 North O'Connor Blvd., Suite 1600
                               Irving, Texas 75039
                             Fax No.: (972) 830-6008

                               and to Client at:

                        Empire Blue Cross and Blue Shield
                              Attn: General Counsel
                             One World Trade Center
                          New York, New York 10048-0682
                             Fax No.(212) 476-3071

                  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

         (c) Binding Nature and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither party may assign this Agreement without the prior written consent of the other; provided, however, that either party may transfer or assign its rights and obligations under this Agreement, to any affiliate, and provided further that no such assignment shall have the effect of releasing such party from any of its obligations under this Agreement.

         (d) Headings and Interpretation. The headings of the various sections of this Agreement are inserted for convenience only and do not, expressly or by implication, limit, define or extend the specific terms of the section so designated.

         (e) Governing Law. The validity, enforceability, and interpretation of this Agreement shall be determined and governed by the internal laws of the State of Texas (and not the law of conflicts).

         (f) Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties, and supersedes all prior understandings, writings, proposals, representations, or communications, oral or written, of the parties hereto.

         (g) Authority. Company and Client warrant that each has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party certifies that such person has been properly authorized and empowered to enter into this Agreement on behalf of such party.

         (h) Non-Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereunder.

         (i) Survival. Should any part, term or condition of this Agreement be declared illegal or unenforceable or in conflict with any other laws, the remaining provisions shall be valid and not affected thereby.

         (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         (k) Further Assurances. From time to time upon request and without further consideration, the parties hereto shall, and shall cause their subsidiaries and affiliates, to execute, deliver or acknowledge such documents and do such further acts as the other party hereto may reasonably require to effectuate its obligations contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers on the date first above written. By executing the Agreement, the undersigned individuals hereby warrant and represent that they have read this Agreement in its entirety and agree to all its terms.

                                            ADVANCEPCS

                                            By: /s/ DAVID D. HALBERT
                                               ---------------------------------
                                               David D. Halbert
                                               Chairman of the Board and Chief
                                               Executive Officer

                                            EMPIRE BLUE CROSS AND BLUE SHIELD

                                            By:  /s/ MICHAEL A. STOCKER, M.D.
                                               ---------------------------------
                                            Name:    Michael A. Stocker, M.D.
                                                  ------------------------------
                                            Title:   Chief Executive Officer
                                                  ------------------------------

                                    EXHIBITS



                           Exhibit A                 Warrant Certificate

                           Exhibit B                 Stockholders Agreement

                                    EXHIBIT A

THIS WARRANT AND THE UNDERLYING SHARES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                 WARRANT NO. ___

                    For Purchase of Shares of Common Stock of
                                   ADVANCEPCS

                                 JANUARY 1, 200_

         THIS CERTIFIES THAT Empire Blue Cross and Blue Shield ("Client"), or registered transferees or assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from AdvancePCS, a Delaware corporation (the "Company"), 10,000 (the "Exercise Number") fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), in whole or in part at any time during the Exercise Period upon payment in full of the Exercise Price or pursuant to a Cashless Exercise as provided herein below. The Total Exercise Number and Exercise Price shall be subject to adjustment as set forth in the Warrant Agreement referred to below. This Warrant is issued pursuant to a Warrant Agreement between Client and the Company dated as of January 1, 2001 (the "Warrant Agreement"), and is subject to all the terms thereof, including the limitations on transferability set forth therein. Capitalized terms used herein as defined terms but not otherwise defined shall have the meaning assigned to such term in the Warrant Agreement.

         This Warrant may be exercised, by the holder hereof, for all shares of Common Stock covered hereby, by the presentation and surrender of this Warrant together with either (i) the duly executed Election to Purchase or (ii) the Cashless Exercise Form in the respective forms attached as hereto, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and unless the Cashless Exercise option is elected upon payment to the Company of the Exercise Price and execution of the Stockholders Agreement as set forth in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer as an instrument under seal as of the date of first above written.

                                               ADVANCEPCS

                                               By:
                                                  ------------------------------
                                                  David D. Halbert
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                              ELECTION TO PURCHASE


TO:  ADVANCE PARADIGM, INC. (the "Company")

         The undersigned, owner of the accompanying Warrant hereby irrevocably exercises the option to purchase _____ shares of Common Stock in accordance with the terms of such Warrant, directs that the shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided or referenced in such Warrant.

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


--------------------------------------------------------------------------------
Name of Warrant Holder

--------------------------------------------------------------------------------

Address

--------------------------------------------------------------------------------
Federal ID Tax Number or Social Security Number

--------------------------------------------------------------------------------
Date of Exercise (must be at least fifteen days after the date of this Notice)



                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Title

                                                  ------------------------------
                                                  Date

                             CASHLESS EXERCISE FORM

           [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT PURSUANT TO A
                               CASHLESS EXERCISE]

The undersigned owner of the accompanying Warrant ("Holder") hereby irrevocably elects to exchange [all/part] of the Warrant for such number of shares of Common Stock of AdvancePCS (the "Company"), set forth on the calculation attached hereto pursuant to the Cashless Exercise provisions in the Warrant and requests that a certificate (or ______ certificates in denominations of shares) for the shares of Common Stock issuable thereunder (and any securities upon such exercise) be issued in the name of the delivered to Holder and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in the Warrant, that a new Warrant of like tenor and date for the balance of the Share of Common Stock issuable hereunder be delivered to the Holder.


-------------------------------------------------
Name of Warrant Holder


-------------------------------------------------
Address


-------------------------------------------------
Federal Tax ID Number or Social Security Number


-------------------------------------------------
Date of Exercise (must be at least fifteen days after that date of this Notice)




                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Title

                                                  ------------------------------
                                                  Date

                        CALCULATION OF CASHLESS EXERCISE


Current Market Price:                                "A"

Exercise Price:                                      "B"

Number of share of Common Stock issuable             "C"


                                     FORMULA


C * A-B = ___________________ (# of shares of Common Stock on Cashless Exercise)
    ---
     A

EXHIBIT B
                              STOCKHOLDER AGREEMENT

         This Stockholder Agreement dated as of ___________, by and among Empire Blue Cross and Blue Shield, a New York not for profit corporation (the "STOCKHOLDER"), and AdvancePCS, a Delaware corporation (the "COMPANY").


                             PRELIMINARY STATEMENTS

                  Pursuant to the terms and conditions of the Warrant Agreement, dated as of January 1, 2001, by and between the Company and Stockholder, the Company agreed to issue a warrant to acquire shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). Pursuant to the terms of the Warrant Agreement, the Stockholder agreed to execute and enter into this Agreement prior to the issuance of any shares of Common Stock thereunder.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                             STATEMENT OF AGREEMENT

1. Restricted Stock. The terms and conditions of this Agreement shall apply to all shares of Common Stock issued to Stockholder pursuant to the Warrant Agreement and any shares of Common Stock otherwise acquired by Stockholder (collectively the "STOCK").

2. Restrictions on Transfers.

         2.1 Transfers to Affiliate.

         (a) Transfers to Affiliates. Stockholder shall be entitled to transfer the Stock held by it to entities that directly or indirectly control, are controlled by, or are under common control with Stockholder (each, an "AFFILIATE"), provided that any such Affiliates first deliver to the Company their written acknowledgment of, and agreement to be bound by, the terms and provisions contained in this Agreement; and the Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder shall not, without the prior written consent of the Company which consent will not be unreasonably withheld, transfer any shares of Stock to any Affiliate, nor any officer, director, employee or holder of debt or equity in any Affiliate that is primarily engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, pharmacy clinical services, and/or pharmacy outcomes management, or the manufacture of drugs, biotech products or biologicals.

         (b) Affiliates' Proxy. In the event that Stockholder transfers less than all of its Stock pursuant to Section 2.1(a), Stockholder shall exercise all of the rights inuring under this Agreement with respect to such transferred Stock and the transferees shall grant Stockholder proxies to exercise such rights. In the event that Stockholder transfers all of its Stock pursuant to
Section 2.1(a), one such transferee reasonably acceptable to the Company shall be designated by Stockholder to exercise all rights inuring under this Agreement with respect to such Stock and the other transferees shall grant such designated transferee proxies to exercise such rights.

         2.2 Restrictions on Third Party Transfers of the Stock.

         (a) General. During the first two years following the date the Stock is issued the ("ISSUANCE DATE"), Stockholder agrees that it will not sell, pledge or otherwise transfer any interest in any shares of the Stock in a private sale without the prior written consent of the Company. At any time after the second anniversary of the Issuance Date, the Stockholder may sell, pledge or otherwise transfer shares of the Stock to any third party. ("THIRD PARTY TRANSFER"); provided that such transfer is in accordance with this Section 2.2, and provided further that the transferring Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder agrees that it shall not transfer any shares of Stock to any person or entity, nor any officer, director, employee or holder of debt or equity in any entity that is engaged in the business, or has an affiliate engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, pharmacy clinical services, and/or pharmacy outcomes management, or the manufacture of drugs, biotech products or biologicals.

         (b) Sale Notice. At least 30 days prior to making any Third Party Transfer under Section 2.2(a), the transferring Stockholder will deliver a written notice (the "SALE NOTICE") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Stockholder agrees not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company.

         (c) First Refusal Rights. The Company may elect to purchase some or all of the Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Stockholder within 30 days after the receipt of the Sale Notice by the Company. If the Company elects to purchase any shares of Stock, the Company shall consummate such purchase within 45 days of delivery of notice of intent to purchase. If the Company has not elected to purchase all of the Stock specified in the Sale Notice, Stockholder may transfer the Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following notice of the Company's election not to purchase such shares. Any shares of Stock not transferred within such 60-day period will be subject to the provisions of this Section 2.2(c) upon subsequent transfer.

         (d) Non-Cash Consideration. In the event the consideration for the Stock as disclosed in the Sale Notice is other than cash, a promissory note or a combination thereof, the price for the Stock shall be the value of that consideration as agreed to by the transferring Stockholder and the Company, or, if no agreement can be reached as to the valuation of such consideration, the fair market value of such consideration as determined by two appraisers (one appointed by the Stockholder and one appointed by the Company). In the event the two appraisers are unable to agree on a fair market value within 20 days after they are appointed, the fair market value of the consideration shall be the average of the appraised values of the two appraisers; provided, however, that if the appraised values of the two appraisers differ by more than five percent (5%) of the higher of the two appraised values, the two respective appointed appraisers shall select a third appraiser who shall independently, within 20 days after this appointment, make a determination of the value of the consideration and the average of the appraised values of the three appraisers shall be the purchase price and shall be binding on the parties hereto. The transferring Stockholder and the Company shall each bear the cost of their respective appraisers and shall share the cost equally of the third appraiser, if any. Notwithstanding anything herein to the contrary, if an appraisal is used to determine the value of the consideration pursuant to this Section 2.2(d), the time periods provided for in Sections 2.2(b) and 2.2(c) shall be tolled from the time of the initial appointment of the two appraisers until a final appraised value is determined pursuant to this Section 2.2(d).

         (e) Public Sale. Notwithstanding the foregoing, the Stockholder may sell, pledge or otherwise transfer shares of the Stock to the public in a market transaction in accordance with applicable securities laws without complying with the restrictions set forth in Section 2.2(b), (c) and (d).

         2.3 Legend. The certificates representing the Stock will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN THE COMPANY AND EMPIRE BLUE CROSS AND BLUE SHIELD, DATED AS OF ______________, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         Prior to any permitted transfer of the Stock, the Stockholder shall furnish, at its expense, a written opinion of counsel, reasonably satisfactory in form and substance to the

Company, to the effect that such transfer is exempt from registration. Upon receipt of such opinion, any legend endorsed on a certificate pursuant to
Section 2.3 hereof and the stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the Stockholder.

         2.4 Extraordinary Transaction. In the event of a merger of the Company with a third party where the Company is not the surviving entity, sale of a majority of the capital stock of the Company, or the sale of all or substantially all of its assets ("EXTRAORDINARY TRANSACTION"), the Stock shall be entitled to receive the same benefits as the holders of the Common Stock will receive in the Extraordinary Transaction. Upon the request of the Board of Directors of the Company, the Stockholder agrees to consent to, vote in favor of and execute all required documents in connection with the Extraordinary Transaction.

         2.5 Limitation on Stock Holdings. The Stockholder agrees that in no event, shall it, either independently or together with its Affiliates, own Common Stock or rights to acquire Common Stock, that represent, or if converted to Common Stock would represent, more than ten percent (10%) of the Company's issued and outstanding Common Stock, without the Company's prior written consent.

3. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by express delivery service, or facsimile transmission (confirmed by telephone conversation and followed by overnight delivery) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                           if to the Company:

                           AdvancePCS
                           Attn:  Legal Department
                           5215 North O'Connor Blvd.
                           Suite 1600
                           Irving, TX  75039
                           Fax No.:  (972) 830-6008

                           if to Stockholder:

                           Empire Blue Cross and Blue Shield
                           Attn:  General Counsel
                           One World Trade Center
                           New York, New York  10048-0682
                           Fax No.(212) 476-3071

         Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

4. Severability.

         If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

5. Complete Agreement.

         This Agreement and those documents expressly referred to herein and of even date herewith, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6. Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

7. Successors and Assigns.

         This Agreement is intended to bind and inure to the benefit of and be enforceable by and against the Stockholder and the Company, and their respective heirs, successors and assigns. Stockholder hereby agrees not to transfer or assign, directly or indirectly, any of the Stock unless such transferee or assignee agrees in writing (i) to be bound by the provisions of this Agreement and (ii) not to make subsequent assignments or transfers other than in accordance with this Agreement. Notwithstanding the foregoing, any holder of the Stock (other than a holder who purchases the stock through a market sale) shall be bound by the provisions of this Agreement even if such holder is not a party hereto or otherwise agreed in writing to be bound by the provisions hereof.

8. CHOICE OF LAW.

         THE INTERNAL LAW OF THE STATE OF TEXAS (AND NOT THE LAW OF CONFLICTS) WILL GOVERN THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT.

9. Remedies.

         Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this

Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event a party hereto brings an action under this agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10. Amendments and Waivers.

         Any provision of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto.

11. Confidentiality.

         Each of the parties hereto agrees to hold in the strictest confidence the existence of this Agreement and the terms and conditions hereof. Specifically, but without limiting the generality of the foregoing, each of the parties hereto agrees not to disclose the existence of this Agreement or any of its terms to any third party without the prior written consent of every other party hereto (unless such disclosure is required by law).


                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                              ADVANCEPCS



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



                                              EMPIRE BLUE CROSS AND BLUE SHIELD

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------